UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2008

KANDI TECHNOLOGIES, CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-123735	87-0700927
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

Jinhua City Industrial Zone
Jinhua, Zhejiang Province
People’s Republic of China
Post Code 321016
(Address of principal executive offices)

(86 - 0579) 82239700
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

Kandi Technologies, Corp. (the “Company”), through its PRC subsidiary Zhejiang Kandi Vehicles Co. Ltd., entered into that certain Share Transfer Agreement, dated as of May 9, 2008 with Erwa Lu and Bilian Zhu, both individuals residing in the PRC (collectively, the “Purchasers”), for the sale of 100% of the shares of the Company’s wholly-owned subsidiary, Zhejiang Yongkang Import & Export Co., Ltd. (“Dingji”).

Under the terms of the agreement, Erwa Lu will acquire 70% of the shares of Dingji for cash consideration of $498,419 and Bilian Zhu will acquire the remaining 30% of the shares of Dingji for cash consideration of $213,608. There is no material relationship between the Company or its affiliates and the Purchasers.

The disposition of Dingji was completed on May 9, 2008.

Item 9.01. Financial Statements And Exhibits.

(d) Exhibits

Exhibit Number Description

10.1	Share Transfer Agreement by and among Zhejiang Kandi Vehicles Co. Ltd., Erwa Lu and Bilian Zhu (translation from the agreement in Chinese)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2008

KANDI TECHNOLOGIES, CORP.

By: /s/ Hu Xiaoming
Name: Hu Xiaoming
Title: President and CEO

EXHIBIT INDEX

Exhibit Number	Description

10.1	Share Transfer Agreement by and among Zhejiang Kandi Vehicles Co. Ltd., Erwa Lu and Bilian Zhu (translation from the agreement in Chinese)